Exhibit 5

                             MCLAUGHLIN & STERN, LLP
                               260 MADISON AVENUE
                            NEW YORK, NEW YORK 10016
                                 (212) 448-1100
                               FAX (212) 448-0066
RICHARD J. BLUMBERG                                          MILLBROOK OFFICE
Direct Phone: (212) 448-6205                                 Franklin Avenue
                                                              P.O. Box 1369
                                                       Millbrook, New York 12545
                                                             (914) 677-5700
                                                           Fax (914) 677-0097


                                                December 17, 1998

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      X-ceed, Inc.

Gentlepersons:

                  We have acted as counsel to X-ceed, Inc. in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission by X-ceed, Inc. (the "Company").

                  We hereby advise you that we have examined originals or copies certified to our satisfaction of the Company's Certificate of Incorporation, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments as we deemed necessary, and we have made such examination of law as we have deemed appropriate as a basis for the opinions hereinafter expressed.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

                  2. The 98,875 Shares of Common Stock offered by four selling shareholders constituting a portion of the offering being so registered have been duly authorized and validly issued, are fully paid and non-assessable.

                  3. With respect to the 200,000 shares of the Common Stock which are subject to issuance upon exercise of warrants by two selling shareholders (also constituting a portion of this offering), said shares, upon payment of the consideration required to exercise such warrants, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the reference to this Firm in this Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ McLaughlin & Stern, LLP
                                            McLAUGHLIN & STERN, LLP